Exhibit 99.1

LEHMAN BROTHERS
Press Release


For Immediate Release                         Media Contact:      Hannah Burns
                                                                  (212) 526-4064

                                              Investor Contact:   Shaun Butler
                                                                  (212) 526-8381


                 LEHMAN BROTHERS REPORTS SECOND QUARTER RESULTS

                 - NET INCOME OF $609 MILLION AND EPS OF $2.01 -
                          SECOND HIGHEST LEVELS EVER -

NEW YORK - June 15, 2004 -- Lehman Brothers Holdings Inc. (ticker symbol: LEH) today reported net income of $609 million, or $2.01 per common share (diluted), for the second quarter ended May 31, 2004, a significant increase from $437 million, or $1.67 per common share (diluted), reported for the second quarter of fiscal 2003, and the second highest level of net income ever, after the $670 million, or $2.21 per common share (diluted), reported in the first quarter of fiscal 2004 ended February 29, 2004. (Included in the second quarter 2003 and the first quarter 2004 results are real estate-related charges of $77 million pretax ($45 million after tax) and $19 million pretax ($11 million after tax), respectively.)

For the first six months of fiscal 2004, net income was $1.3 billion, or $4.23 per common share (diluted), increases of 73% and 51%, respectively, from $738 million, or $2.81 per common share (diluted), reported in the first half of fiscal 2003.

                       Second Quarter Business Highlights

o        Named Joseph M. Gregory President and Chief Operating Officer

o Elected Marsha Johnson Evans, president and chief executive officer of the American Red Cross, to Lehman Brothers' Board of Directors

o Earned record revenues in the Client Services segment for second consecutive quarter; the integration with Neuberger Berman continues to progress smoothly

o Received 40 "Best in Class" awards in the 2004 Prime Brokerage survey by Global Custodian, a clear recognition of the Firm's continued progress in its Prime Brokerage business

Richard S. Fuld, Jr., chairman and chief executive officer, said, "We achieved another quarter of excellent results, again demonstrating the strength and global reach of our franchise. All of our businesses and regions contributed strongly to our performance, making the most recent six month period our best ever. This quarter is further evidence that the strategy we've set for the Firm and our consistent focus on our clients are helping us drive more value to our shareholders. "

Net revenues (total revenues less interest expense) for the second quarter were $2.9 billion, up significantly, 28%, from $2.3 billion for the same period in fiscal 2003, and down slightly, 7%, from the record $3.1 billion in the first quarter of 2004. A strong Firmwide financial performance contributed to the second highest quarterly revenues ever. Investment Banking revenues increased for the fifth consecutive quarter. In debt underwriting, industry-wide softness in U.S. investment grade issuance was more than offset by an increase in leveraged finance and asset-backed transactions, in addition to heightened investment grade origination activity in Europe. M&A and equity underwriting levels were significantly higher compared to the second quarter of 2003 and stable compared to the first quarter of 2004. The Firm's Capital Markets segment had revenues of approximately $2.0 billion, a 19% increase from the prior year's quarter, and a 12% decrease from the record level achieved in the first quarter of 2004. Within Capital Markets, the Fixed Income business posted a 21% revenue increase over the prior year, driven by continued growth in customer flow activity across most products, including derivatives and mortgages, partially offset by lower results in credit products. A 16% increase in Equities revenues reflected strong results in equity derivatives, as clients continued to hedge downside risk or reduce concentrations. The Client Services segment achieved record revenues for the quarter with total assets under management growing to $125 billion. The Private Client business reported its second consecutive record quarter, with increased distribution of both fixed income and equity products to high-net-worth clients.

For the first six months of fiscal 2004, net revenues were $6.1 billion, a 52% increase from $4.0 billion for the first half of fiscal 2003.

Non-interest expenses for the quarter were $2.0 billion, compared to $1.7 billion for the second quarter of fiscal 2003. Compensation and benefits as a percentage of net revenues was 49.8% during the second quarter of fiscal 2004, compared to 51.0% for the second quarter of fiscal 2003. Nonpersonnel expenses in the fiscal 2004 second quarter were $585 million, compared to $495 million in the same period a year ago (which included a $77 million real estate-related charge), with the increase due largely to incremental expenses associated with a number of acquisitions completed subsequent to the second quarter of 2003.

For the quarter ended May 31, 2004, the Firm's pretax margin was 30.2%, compared to 27.4% in the fiscal 2003 second quarter, and 32.8% in the first quarter of 2004. For the fiscal 2004 second quarter, the Firm's return on average common equity was 18.6%, compared to 19.6% in the fiscal 2003 second quarter, and 21.1% in the trailing quarter ended February 29, 2004. Return on average tangible common equity was 26.0% for the second quarter of fiscal 2004, compared with 20.1% in the second quarter of fiscal 2003, and 29.7% in the trailing quarter ended February 29, 2004.

As of May 31, 2004, Lehman Brothers stockholders' equity totaled $14.0 billion, and total capital (stockholders' equity and long-term debt) was approximately $66.6 billion. Book value per common share was $47.05.

Lehman Brothers (ticker symbol: LEH), an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients, and high-net-worth individuals worldwide. Founded in 1850, Lehman Brothers maintains leadership positions in equity and fixed income sales, trading and research, investment banking, private equity and wealth and asset management services. The Firm is headquartered in New York, London, and Tokyo and operates in a network of offices around the world. For further information about Lehman Brothers' services, products and recruitment opportunities, visit our Web site at www.lehman.com.

                                 Conference Call

A conference call to discuss the Firm's financial results and outlook will be held at 9:30 a.m., EDT on Tuesday, June 15, 2004. Members of the public who would like to access the conference call should dial, from the U.S., 888-456-0338, or, from outside the U.S., 212-547-0182. The passcode for all callers is LEHMAN. The conference call will also be accessible through the "Shareholders" section of the Firm's Web site, www.lehman.com, under the subcategory "Webcasts." For those unable to listen to the live broadcast, a replay will be available on the Firm's Web site or by dialing 800-873-4054 (within the U.S.) or 402-220-4773 (from outside the U.S.). The replay will be available beginning approximately one hour after the event and will remain available on the Firm's Web site until 5:00 p.m., EDT, on July 16, 2004, and by phone until 5:00 p.m., EDT, on June 30, 2004.

Please direct any questions regarding the conference call to Shaun Butler at 212-526-8381, or sbutler@lehman.com, or Elizabeth Besen at 212-526-2733, or ebesen@lehman.com .


              Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements. These statements are not historical facts, but instead represent only the Firm's expectations, estimates, and projections regarding future events. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include risks and uncertainties relating to market fluctuations and volatility, industry competition and changes in the competitive environment, investor sentiment, liquidity risks, credit ratings changes, credit exposures and legal and regulatory changes and proceedings. The Firm's actual results and financial condition may differ, perhaps materially, from the anticipated results and financial condition in any such forward-looking statements, and, accordingly, readers are cautioned not to place undue reliance on such statements. The Firm undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. For more information concerning the risks and other factors that could affect the Firm's future results and financial condition, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Firm's most recent Annual Report to Shareholders and Quarterly Report on Form 10-Q.

                                      # # #

LEHMAN BROTHERS HOLDINGS INC.
SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
(Dollars in millions, except per share data)



                                                                                          Quarters Ended
                                                                   --------------------------------------------------------------
                                                                   --------------------------------------------------------------

                                                                     5/31/04     2/29/04     11/30/03     8/31/03     5/31/03
                                                                     -------     -------     --------     -------     -------
Income Statement
Net Revenues                                                            $2,926       $3,144      $2,298       $2,347      $2,291
Non-Interest Expenses:
   Compensation and Benefits                                             1,457        1,566       1,103        1,174       1,168
   Non-personnel Expenses                                                  585          527         473          424         418
   Real Estate Related Charge                                                -           19           -            -          77
Net Income (a)                                                             609          670         481          480         437
Net Income Applicable to Common Stock                                      592          653         464          469         426
Earnings per Common Share: (b)
   Basic                                                                 $2.14        $2.37       $1.82        $1.92       $1.76
   Diluted                                                               $2.01        $2.21       $1.71        $1.81       $1.67

Financial Ratios (%)
Return on Average Common Stockholders' Equity (annualized) (c)           18.6%        21.1%       18.9%        20.7%       19.6%
Return on Average Tangible Common Stockholders' Equity
   (annualized) (d)                                                      26.0%        29.7%       20.6%        21.2%       20.1%
Pretax Margin (e)                                                        30.2%        32.8%       31.4%        31.9%       27.4%
Compensation and Benefits/Net Revenues                                   49.8%        49.8%       48.0%        50.0%       51.0%
Effective Tax Rate (f)                                                   31.1%        32.8%       30.5%        33.4%       27.5%

Financial Condition
Total Assets                                                          $342,000     $328,064    $312,061     $291,638    $302,410
Net Assets (g)                                                         174,000      171,600     163,182      156,985     160,407
Long-Term Debt (h)                                                      52,558       50,982      43,529       41,693      43,530
Preferred Securities Subject to Mandatory Redemption (h)                     -            -       1,310        1,010       1,010
Common Stockholders' Equity (i)                                         12,831       12,601      12,129        9,231       8,935
Total Stockholders' Equity                                              14,006       13,776      13,174       10,276       9,635
Total Stockholders' Equity plus Junior Subordinated Debt(j)             15,391       15,086      14,484       11,286      10,645
Tangible Equity Capital (k)                                             11,562       11,296      10,681       11,040      10,410
Total Capital (l)                                                       66,564       64,758      58,013       52,979      54,175
Gross Leverage (m)                                                       24.4x        23.8x       23.7x        28.4x       31.4x
Net Leverage (g)                                                         15.0x        15.2x       15.3x        14.2x       15.4x
Book Value per Common Share (n)                                          47.05        45.45       44.17        37.95       36.77

Other Data (#s)
Employees                                                               17,625       16,505      16,188       14,497      13,247
Assets Under Management (in billions)                                   $125.4       $123.8      $116.2        $42.5       $38.7
Common Stock Outstanding (in millions)                                   272.7        277.2       266.7        239.2       242.4
Weighted Average Shares (in millions):
   Basic                                                                 276.8        275.5       254.7        243.8       242.3
   Diluted                                                               294.2        294.7       271.2        259.5       255.8

See Footnotes to Selected Statistical Information on Page 6.

LEHMAN BROTHERS HOLDINGS INC.
FOOTNOTES TO SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
(Dollars in millions, except per share data)

(a) For the quarters ended February 29, 2004 and May 31, 2003 net income includes a $19 million pre-tax ($11 million after tax) charge and a $77 million pre-tax ($45 million after tax) charge, respectively, related to reconfiguration of certain of the Company's real estate.
(b) For the quarter ended February 29, 2004 basic EPS and diluted EPS were reduced by $0.04 as a result of the real estate charge. For the quarter ended May 31, 2003 basic EPS was reduced by $0.19 and diluted EPS was reduced by $0.17 as a result of the real estate charge.
(c) Return on average common stockholders' equity is computed by dividing annualized net income applicable to common stock for the period by average common stockholders' equity. (See the reconciliation on page 10.) For the quarter ended November 30, 2003 average common stockholders' equity was appropriately weighted for the effect of the equity issued in connection with the Neuberger Berman Inc. acquisition on October 31, 2003. For the quarters ended February 29, 2004 and May 31, 2003 return on average common stockholders' equity was reduced by 0.4% and 2.1%, respectively, as a result of the real estate charges.
(d) Return on average tangible common stockholders' equity is computed by dividing annualized net income applicable to common stock for the period by average tangible common stockholders' equity. Tangible common stockholders' equity equals total common stockholders' equity less identifiable intangible assets and goodwill. (See the reconciliation on page 10.) For the quarter ended November 30, 2003 average tangible common stockholders' equity was appropriately weighted for the effect of the equity issued in connection with the Neuberger Berman Inc. acquisition on October 31, 2003. Management believes average tangible common stockholders' equity is a meaningful measure because it reflects the common stockholders' equity deployed in the Company's businesses. For the quarters ended February 29, 2004 and May 31, 2003 return on average tangible common stockholders' equity was reduced by 0.5% and 2.2%, respectively, as a result of the real estate charges.
(e) Pretax margin for the quarters ended February 29, 2004 and May 31, 2003 was reduced by approximately 0.6% and 3.4%, respectively, as a result of the real estate charges.
(f) The effective tax rates for the quarters ended February 29, 2004 and May 31, 2003 were reduced by approximately 0.2% and 1.5%, respectively, as a result of the real estate charges.
(g) Net assets represents total assets excluding cash and securities segregated and on deposit for regulatory and other purposes, secured financing arrangements, collateral received recognized in inventory pursuant to SFAS 140 and identifiable intangible assets and goodwill. (See the reconciliation on page 12.) Net leverage is defined as net assets divided by tangible equity capital (See the reconciliation on page 12.) The Company believes net assets and net leverage are useful to investors when comparing companies in the securities industry because they exclude certain assets considered to have a low risk profile. The Company believes tangible equity capital to be a more meaningful measure of the Company's equity for purposes of calculating net leverage because the Company does not view the amount of equity used to support identifiable intangible assets and goodwill as available to support the Company's remaining net assets. Net leverage, as so defined, is used by many of the Company's creditors and a leading rating agency. These measures as presented by the Company are not necessarily comparable to similarly-titled measures presented by other companies in the securities industry because of different methods of calculation.
(h) At May 31, 2004 and February 29, 2004, long-term debt includes $1,385 million and $1,310 million, respectively, of junior subordinated debt issued to trusts that prior to February 29, 2004 was classified as preferred securities subject to mandatory redemption. On and after February 29, 2004 these amounts are classified as long-term debt pursuant to the adoption of FASB Interpretation No. 46, Consolidation of Variable Interest Entities - an interpretation of ARB No. 51 ("FIN 46"). See "Management's Discussion and Analysis--New Accounting Developments" and Note 12 to the Consolidated Financial Statements in the Company's 2003 Annual Report to Stockholders. The junior subordinated debt issued to trusts at May 31, 2004 and February 29, 2004 and the preferred securities subject to mandatory redemption at the prior period ends are collectively referred to hereinafter as junior subordinated debt.
(i) On October 31, 2003, the Company acquired Neuberger Berman Inc. for a net purchase price of $2,788 million, including cash consideration and incidental costs of $690 million, equity consideration of $2,374 million and excluding net cash and short-term investments acquired of $276 million.
(j) The Company believes total stockholders' equity plus junior subordinated debt to be a more meaningful measure of the Company's equity, because the junior subordinated debt is subordinated and has a maturity at issuance of 49 years, and the Company can defer interest payments for up to 20 consecutive quarters if the junior subordinated debt is not in default. In addition, a leading rating agency views these securities as equity capital for purposes of calculating net leverage. (See the reconciliation on page 12.)
(k) Tangible equity capital is defined as total stockholders' equity plus junior subordinated debt less identifiable intangible assets and goodwill. (See the reconciliation on page 12.) The Company believes tangible equity capital to be a more meaningful measure of the Company's equity for purposes of calculating net leverage because the Company does not view the amount of equity used to support identifiable intangible assets and goodwill as available to support the Company's remaining net assets.
(l) Total capital includes long-term debt (including junior subordinated debt) and total stockholders' equity. The Company believes total capital is useful to investors as a measure of the Company's financial strength.
(m) Gross leverage is defined as total assets divided by total stockholders' equity.
(n) The book value per common share calculation includes amortized restricted stock units granted under stock award programs, which have been included in total stockholders' equity.

LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF INCOME
(Preliminary and Unaudited)
(In millions, except per share data)




                                                              Three Months Ended                     % Change from
                                                 ------------------------------------------     -------------------------
                                                   May 31,        Feb 29,          May 31,        Feb 29,       May 31,
                                                    2004           2004            2003           2004           2003
                                                 -----------    -----------      ----------     ----------    -----------

Revenues:
   Principal transactions                            $1,479         $1,739          $1,275
   Investment banking                                   546            508             426  (a)
   Commissions                                          407            390             299
   Interest and dividends                             2,609          2,304           2,445
   Asset management and other                           187            184              25  (a)
                                                 -----------    -----------      ----------
      Total revenues                                  5,228          5,125           4,470
   Interest expense                                   2,302          1,981           2,179
                                                 -----------    -----------      ----------
      Net revenues                                    2,926          3,144           2,291           (7)%            28%
                                                 -----------    -----------      ----------

Non-interest expenses:
   Compensation and benefits                          1,457          1,566           1,168
   Technology and communications                        185            170             147
   Brokerage and clearance fees                         116            107              90
   Occupancy                                            104            102              73
   Professional fees                                     70             47              41
   Business development                                  55             44              37
   Other                                                 55             57              30
   Real estate related charge                             -             19              77
                                                 -----------    -----------      ----------
      Total non-interest expenses                     2,042          2,112           1,663           (3)%            23%
                                                 -----------    -----------      ----------
   Income before taxes and dividends on trust
     preferred securities (b)                           884          1,032             628
   Provision for income taxes                           275            338             173
   Dividends on trust preferred
   securities (b)                                         -             24              18
                                                 -----------    -----------      ----------
Net income                                             $609           $670            $437           (9)%            39%
                                                 ===========    ===========      ==========
Net income applicable to common stock                  $592           $653            $426           (9)%            39%
                                                 ===========    ===========      ==========

Earnings per common share:
   Basic                                              $2.14          $2.37           $1.76
                                                 ===========    ===========      ==========
   Diluted                                            $2.01          $2.21           $1.67
                                                 ===========    ===========      ==========


(a)  Reclassified to conform to the May 31, 2004 presentation.
(b) At February 29, 2004, preferred securities subject to mandatory redemption were reclassified to junior subordinated debt (a component of long-term debt) pursuant to the adoption of FIN 46. In periods subsequent to February 29, 2004, dividends on trust preferred securities are included in interest expense. See note (h) to the Selected Statistical Information on page 6.

LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF INCOME
(Preliminary and Unaudited)
(In millions, except per share data)




                                                                          Six Months Ended               % Change from
                                                               --------------- ---- --------------     -------------------
                                                                   May 31,              May 31,              May 31,
                                                                    2004                2003                  2003
                                                               ---------------      --------------     -------------------

Revenues:
   Principal transactions                                              $3,218              $2,043
   Investment banking                                                   1,054                 792  (a)
   Commissions                                                            797                 561
   Interest and dividends                                               4,913               5,132
   Asset management and other                                             371                  42  (a)
                                                               ---------------      --------------
      Total revenues                                                   10,353               8,570
   Interest expense                                                     4,283               4,568
                                                               ---------------      --------------
      Net revenues                                                      6,070               4,002                     52%
                                                               ---------------      --------------

Non-interest expenses:
   Compensation and benefits                                            3,023               2,041
   Technology and communications                                          355                 290
   Brokerage and clearance fees                                           223                 176
   Occupancy                                                              206                 155
   Professional fees                                                      117                  70
   Business development                                                    99                  69
   Other                                                                  112                  59
   Real estate related charge                                              19                  77
                                                               ---------------      --------------
      Total non-interest expenses                                       4,154               2,937                     41%
                                                               ---------------      --------------
   Income before taxes and dividends on trust preferred
     securities (b)                                                     1,916               1,065
   Provision for income taxes                                             613                 295
   Dividends on trust preferred
   securities (b)                                                          24                  32
                                                               ---------------      --------------
Net income                                                             $1,279                $738                     73%
                                                               ===============      ==============
Net income applicable to common stock                                  $1,245                $716                     74%
                                                               ===============      ==============

Earnings per common share:
   Basic                                                                $4.50               $2.96
                                                               ===============      ==============
   Diluted                                                              $4.23               $2.81
                                                               ===============      ==============


(a)  Reclassified to conform to the May 31, 2004 presentation.
(b) At February 29, 2004, preferred securities subject to mandatory redemption were reclassified to junior subordinated debt (a component of long-term debt) pursuant to the adoption of FIN 46. In periods subsequent to February 29, 2004, dividends on trust preferred securities are included in interest expense. See note (h) to the Selected Statistical Information on page 6.

LEHMAN BROTHERS HOLDINGS INC.
SEGMENT NET REVENUE INFORMATION
(Preliminary and Unaudited)
(In millions)




                                                             Three Months Ended                       % Change from
                                                 ------------------------------------------     ---------------------------
                                                   May 31,        Feb 29,         May 31,          Feb 29,        May 31,
                                                    2004           2004           2003             2004            2003
                                                 -----------    -----------    ------------     ------------    -----------

Investment Banking:
   Debt Underwriting                                   $256           $217            $258
   Equity Underwriting                                  142            143              75
   Merger and Acquisition Advisory                      148            148              93
                                                 -----------    -----------    ------------
         Total                                          546            508             426               7%            28%
                                                 -----------    -----------    ------------

Capital Markets:
   Fixed Income                                       1,431          1,601           1,186
   Equities                                             520            619             450
                                                 -----------    -----------    ------------
         Total                                        1,951          2,220           1,636            (12)%            19%
                                                 -----------    -----------    ------------

Client Services:
   Private Client                                       237            212             204  (a)
   Asset Management                                     192            204              25  (a)
                                                 -----------    -----------    ------------
         Total                                          429            416             229               3%            87%
                                                 -----------    -----------    ------------

         Total Net Revenues                          $2,926         $3,144        $2,291               (7)%            28%
                                                 ===========    ===========    ============


                                                     Six Months Ended               % Change from
                                                 --------------------------        ----------------
                                                   May 31,        May 31,               May 31,
                                                    2004            2003                2003
                                                 -----------    -----------        ----------------

Investment Banking:
   Debt Underwriting                                   $473             $473
   Equity Underwriting                                  285              134
   Merger and Acquisition Advisory                      296              185
                                                 -----------    ------------
         Total                                        1,054              792                   33%
                                                 -----------    ------------

Capital Markets:
   Fixed Income                                       3,032            2,077
   Equities                                           1,139              726
                                                 -----------    ------------
         Total                                        4,171            2,803                   49%
                                                 -----------    ------------

Client Services:
   Private Client                                       449              363(a)
   Asset Management                                     396               44(a)
                                                 -----------    ------------
         Total                                          845              407                  108%
                                                 -----------    ------------

         Total Net Revenues                          $6,070           $4,002                   52%
                                                 ===========    ============

(a) Reclassified to conform to the May 31, 2004 presentation.

LEHMAN BROTHERS HOLDINGS INC.
RECONCILIATION OF AVERAGE COMMON STOCKHOLDERS' EQUITY TO
AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY
(Preliminary and Unaudited)
(In millions)




                                                                            Quarter Ended
                                              ---------------------------------------------------------------------------
                                                May 31,        Feb 29,        Nov 30,         Aug 31,         May 31,
                                                 2004            2004           2003           2003             2003
                                              ------------    -----------    -----------    ------------    -------------

Average common stockholders' equity
                                                  $12,716        $12,365         $9,836          $9,083           $8,696
Less: average identifiable
   intangible assets and goodwill                 (3,605)         (3,586)         (836)           (241)            (235)
                                              ------------    -----------    -----------    ------------    -------------
Average tangible common stockholders'
   equity                                          $9,111         $8,779         $9,000          $8,842           $8,461
                                              ============    ===========    ===========    ============    =============



LEHMAN BROTHERS HOLDINGS INC.
ASSETS UNDER MANAGEMENT
(Preliminary and Unaudited)
(In billions)




                                                                       As of
                                                 -------------------------------------------------
                                                   May 31,            Feb 29,            May 31,
                                                    2004              2004               2003
                                                 -----------       ------------       ------------

Money Markets                                         $18.2              $15.9               $5.0
Fixed Income                                           50.0               50.5               28.0
Equity                                                 46.9               47.5                0.4
Alternative Investments                                10.3                9.9                5.3
                                                 -----------       ------------       ------------
   Assets under Management                           $125.4             $123.8  (a)         $38.7
                                                 ===========       ============       ============

                                                                 Three Months Ended
                                                 -------------------------------------------------
                                                   May 31,            Feb 29,            May 31,
                                                    2004              2004               2003
                                                 -----------       ------------       ------------

Balance, beginning of period                         $123.8             $116.2  (a)         $39.6
   Net additions (withdrawals)                          2.3                2.6              (0.6)
   Net market appreciation (depreciation)             (0.7)                5.0              (0.3)
                                                 -----------       ------------       ------------
     Total increase (decrease)                          1.6                7.6              (0.9)
                                                 -----------       ------------       ------------
Balance, end of period                               $125.4             $123.8              $38.7
                                                 ===========       ============       ============

(a) Increase from May 31, 2003 primarily reflects the addition of Neuberger Berman.

LEHMAN BROTHERS HOLDINGS INC.
GROSS LEVERAGE and NET LEVERAGE CALCULATIONS
(Preliminary and Unaudited)
(In millions)



                                                     May 31,           Feb 29,          Nov 30,          Aug 31,          May 31,
                                                      2004              2004              2003             2003            2003
                                                  --------------    --------------    -------------    -------------    ------------
Net assets:
  Total assets                                         $342,000           $328,064         $312,061        $291,638        $302,410
  Less:
   Cash and securities segregated and on
     deposit for  regulatory and other purposes         (4,600)            (3,633)          (3,100)         (4,473)          (3,692)
   Secured financing arrangements
     (reverse repo and securities borrowed)           (155,200)          (143,563)        (138,812)       (127,462)        (136,526)
   Collateral received recognized in
     inventory pursuant to SFAS 140                     (4,600)            (5,658)          (3,406)         (2,472)          (1,550)
   Identifiable intangible assets
     and goodwill                                       (3,600)            (3,610)          (3,561)           (246)            (235)
                                                  --------------    --------------    -------------    -------------    ------------
  Net assets                                           $174,000           $171,600         $163,182        $156,985        $160,407
                                                  ==============    ==============    =============    =============    ============

Tangible equity capital:
  Total stockholders' equity                            $14,006            $13,776          $13,174         $10,276          $9,635
  Junior subordinated debt issued to trusts
       (subject to a limit) (a)                           1,156              1,130            1,068           1,010           1,010
  Less: Identifiable intangible assets
        and goodwill                                    (3,600)            (3,610)          (3,561)           (246)           (235)
                                                  --------------    --------------    -------------    -------------    ------------
Tangible equity capital                                 $11,562            $11,296          $10,681         $11,040         $10,410
                                                  ==============    ==============    =============    =============    ============


Gross leverage (total assets/ total
   stockholders' equity)                                  24.4x              23.8x            23.7x           28.4x           31.4x

  Net leverage (net assets/ tangible
     equity capital)                                      15.0x              15.2x            15.3x           14.2x           15.4x


(a) Under the definition of tangible equity capital used by a leading rating agency, the maximum equity credit given to junior subordinated debt issued to trusts is 10% of tangible equity capital. (Junior subordinated debt issued to trusts is included in the calculation to determine the limit). Prior to February 29, 2004, junior subordinated debt was classified as preferred securities subject to mandatory redemption. See note (h) to the Selected Statistical Information on page 6.

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